Exhibit 99.4
                                                                    ------------

                                  DETACH HERE



                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 28, 1998


                             MEDITRUST CORPORATION
                          MEDITRUST OPERATING COMPANY
     The undersigned hereby appoints David F. Benson and Michael S. Benjamin, and each of them acting singly, with full power of substitution, attorneys and proxies to represent the undersigned at the Annual Meeting of Shareholders of Meditrust Corporation to be held on May 28, 1998 and at any adjournment or postponement thereof with all power which the undersigned would possess if personally present, and to vote all shares of common stock of Meditrust Corporation which the undersigned may be entitled to vote at said meeting upon the matters set forth in the Notice of Annual Meeting in accordance with the following instructions and with discretionary authority on such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof. All previously dated proxies are hereby revoked.


     The undersigned hereby appoints Abraham D. Gosman and Michael J. Bohnen, and each of them acting singly, with full power of substitution, attorneys and proxies to represent the undersigned at the Annual Meeting of Shareholders of Meditrust Operating Company to be held on May 28, 1998 and at any adjournment or postponement thereof with all power which the undersigned would possess if personally present, and to vote all shares of common stock of Meditrust Operating Company which the undersigned may be entitled to vote at said meeting upon the matters set forth in the Notice of Annual Meeting in accordance with the following instructions and with discretionary authority on such other matters as may properly come before the Annual Meeting or any adjournment thereof. All previously dated proxies are hereby revoked.


     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER SPECIFIED HEREIN. IF NO SPECIFICATION IS MADE THE PROXIES INTEND TO VOTE FOR EACH OF THE PROPOSALS.
SEE REVERSE                                                        SEE REVERSE
                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE
SIDE                                                                   SIDE

                                   PROPOSALS


MEDITRUST CORPORATION:


1. To approve and adopt the Agreement and Plan of Merger dated as of January 3, 1998 by and among Meditrust Corporation, Meditrust Operating Company and La Quinta Inns, Inc.



2. To elect the following Directors to serve until 2001:
   David F. Benson, Nancy G. Brinker, William G. Byrnes, Thomas J. Magovern.



3. To approve a proposal to amend the Certificate of Incorporation of Meditrust Corporation.


4. To approve performance-based compensation plans.

5. To approve an amendment to the Meditrust Corporation 1995 Share Award Plan.

MEDITRUST OPERATING COMPANY:



1. To approve the issuance of Meditrust Operating Company Common Stock to be issued pursuant to the Agreement and Plan of Merger dated as of January 3, 1998 by and among Meditrust Corporation, Meditrust Operating Company and La Quinta Inns, Inc.



2. To elect the following Directors to serve until 2001:
   David F. Benson, Nancy G. Brinker, William G. Byrnes, Thomas J. Magovern.



3. To approve a proposal to amend the Certificate of Incorporation of Meditrust Operating Company.



4. To approve performance-based compensation plans.

5. To approve an amendment to the Meditrust Operating Company 1995 Share Award Plan.

                                  DETACH HERE
     Please mark
     votes as in
[X]  this example.

     PLEASE REFER ABOVE FOR EXPLANATION OF PROPOSALS SET FORTH BELOW.

Meditrust Corporation:
2. To elect the Directors to serve until 2001:


   David F. Benson, Nancy G. Brinker, William G. Byrne, Thomas J. Magovern




      FOR          WITHHELD
      ALL    [ ]   FROM ALL   [ ]
   NOMINEES        NOMINEES

For, except vote withheld from the nominee(s) below:


[ ]--------------------

Meditrust Operating Company:
2. To elect the Directors to serve until 2001:


   David F. Benson, Nancy G. Brinker, William G. Byrne, Thomas J. Magovern


      FOR          WITHHELD
      ALL    [ ]   FROM ALL   [ ]
   NOMINEES        NOMINEES

For, except vote withheld from the nominee(s) below:




[ ]--------------------



Meditrust Corporation:   FOR   AGAINST   ABSTAIN
1. Agreement and Plan    [ ]     [ ]       [ ]
   of Merger
                         FOR   AGAINST   ABSTAIN
3. Amend Certificate of  [ ]     [ ]       [ ]
   Incorporation
                         FOR   AGAINST   ABSTAIN
4. Approve compensation  [ ]     [ ]       [ ]
   plans
                         FOR   AGAINST   ABSTAIN
5. Approve amendment     [ ]     [ ]       [ ]
   to 1995 Share Award
   Plan


Meditrust Operating Company:
                         FOR   AGAINST   ABSTAIN
1. Stock issuance
   pursuant to the       [ ]     [ ]       [ ]
   Merger
                         FOR   AGAINST   ABSTAIN
3. Amend Certificate of  [ ]     [ ]       [ ]
   Incorporaton
                         FOR   AGAINST   ABSTAIN
4. Approve compensation  [ ]     [ ]       [ ]
   plans.
                         FOR   AGAINST   ABSTAIN
5. Approve amendment     [ ]     [ ]       [ ]
   to 1995 Share Award
   Plan







MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                                [ ]


In signing, please write name(s) exactly as appearing in the imprint on this card. For shares held jointly, each joint owner should sign. If signing as executor, or in any other representative capacity, or as an officer of a corporation, please indicate your full title as such.



Signature: -------------------  Date: ---------       Signature: -------------------  Date: ----------
